                                                                     Exhibit 5.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                        Chrysler Center, 666 Third Avenue
                            New York, New York 10017

212 935 3000
212 983 3115 fax

                                 March 28, 2005

Majesco Holdings Inc.
160 Raritan Center Parkway
Edison, New Jersey  08837

Ladies and gentlemen:

            We have acted as counsel for Majesco Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation of the
Registration Statement on Form S-3 (the "Registration Statement") filed with the
Securities and Exchange Commission (the "Commission") on February 3, 2005 under the Securities Act of 1933, as amended (the "Act"), for registration under the
Act of up to:

            o  78,283 shares of common stock that were issued on November 15,
               2004 as a dividend to former holders of 7% convertible
               preferred stock; and

            o  526,377 shares of common stock issuable upon exercise, at $21.00 per share, of outstanding warrants, dated September 15, 2004.

            As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that the 604,660 shares of common stock, as such shares are described in the immediately preceding paragraph, were duly authorized and, for the warrants, when exercised in accordance with the terms of such warrants will be, validly issued by the Company, and are and will be fully paid and non-assessable.

            We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of
New York, the General Corporation Law of the State of Delaware and the Federal
laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

            We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to this firm under the caption
"Legal Matters" in the Prospectus which is a part of the Registration Statement.

            Reference is made to the section of the Registration Statement entitled "Legal Matters" for a description of ownership of the Company's securities by members of this firm.

                               Very truly yours,

                               Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.